UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 20, 2006

BearingPoint, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction Of incorporation)	001-31451 (Commission File Number)	22-3680505 (IRS Employer Identification No.)
1676 International Drive
McLean, VA 22102
(Address of principal executive offices)
Registrant’s telephone number, including area code (703) 747-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Press Release

Item 8.01 Other Events.
Series B Debenture Litigation
     On September 20, 2006, BearingPoint, Inc. (the “Company”) received an order entered (the “Order”) by the New York State Supreme Court for New York County (the “NY County Court”) finding the Company in default under the indenture (the “Subordinated Indenture”) governing the Company’s 2.75% Series B Convertible Subordinated Debentures due 2024 (the “Series B Debentures”) as a result of the Company’s failure to timely provide certain Securities and Exchange Commission (“SEC”) periodic reports to the trustee under the Subordinated Indenture (the “Trustee”). In its decision, the NY County Court determined that the amount of damages to the holders of the Series B Debentures was to be determined subsequently at trial.
     The Company believes that there are serious errors in the NY County Court’s ruling and intends to pursue its rights and remedies in that regard and has filed an appeal. At the same time, however, the fact that the judgment has been entered creates a risk for the Company that parties may react precipitously to the detriment of the Company and its economic stakeholders.
     The Company’s 2.50% Series A Convertible Subordinated Debentures due 2024 (the “Series A Debentures,” and together with the Series B Debentures, the “Subordinated Debentures”) were also issued pursuant to the Subordinated Indenture. Moreover, the instrument (the “Senior Indenture,” and together with the Subordinated Indenture, the “Indentures”) governing the Company’s 5.00% Convertible Senior Subordinated Debentures due 2025 (the “April 2005 Senior Debentures”) contains a covenant regarding delivery of certain periodic SEC reports similarly worded to that contained in the Subordinated Indenture.
     As a result of the Order, it is possible the holders of the Series A Debentures and the April 2005 Senior Debentures might also seek to serve the Company with a notice of default or acceleration alleging the Company’s breach of the reporting covenants. Furthermore, the uncertainty created by the Order creates the possibility that the Company could repeatedly be held in breach of these reporting covenants for so long as the Company is not current in its SEC filings and, as demonstrated by the actions taken in the Series B Debenture litigation, repeatedly be subjected to demands for damages and concessions. The Company believes this state of affairs is not in the best interests of the Company, its shareholders, employees or clients. The Company has commenced discussions with representatives of the holders of all of its debentures with the intention of resolving these issues as soon as possible, but will continue to preserve its rights in the current litigation by simultaneously pursuing an appeal.
     Pending the appeal, if this situation persists, there could be material negative consequences on the Company’s other outstanding debt obligations, indemnity agreements relating to surety bonds and certain customer contracts, as well as any opinion expected to be delivered by the Company’s independent registered public accountants in connection with the 2005 Annual Report on Form 10-K, which has not yet been filed. This report summarizes certain of such potentially material negative consequences. However, there can be no assurance that the disclosures set forth below encompass all the material negative consequences that could follow from the Order.

     Series B Debenture Litigation
     As previously disclosed, the Company is involved in a dispute with holders of the Series B Debentures. In a January 18, 2006 lawsuit, certain holders of the Series B Debentures alleged that (i) the Company was in default under the Subordinated Indenture as a result of the Company’s failure to timely provide certain periodic reports to the Trustee, and (ii) the Company had not honored a demand to accelerate all of the principal and accrued and unpaid interest on the Series B Debentures and sought unspecified damages for the breach. The Trustee, on behalf of the holders of the Series B Debentures, sought an award of damages in the amount of $21.5 million, together with prejudgment interest at the rate of 9% commencing on November 17, 2005 but is not seeking to pursue a judgment based on acceleration.
     On September 19, 2006, the NY County Court granted in part the Trustee’s motion for summary judgment by finding that the Company is in default under the Subordinated Indenture as a result of the failure to timely provide certain periodic SEC reports to the Trustee under the terms of the Subordinated Indenture. The NY County Court denied the Company’s cross motion for summary judgment. The NY County Court did not grant the award for damages sought by the Trustee but instead ordered that damages be determined at trial. Acceleration of the Series B Debentures was neither sought by the Trustee in its motion for summary judgment nor ordered by the NY County Court.
     Possible Impact on Other Indebtedness
     If amounts due and owing under the Company’s $150.0 million Senior Secured Credit Facility, as entered into on July 19, 2005 and as amended on December 21, 2005, March 30, 2006, and July 19, 2006, (the “2005 Credit Facility”), the April 2005 Senior Debentures, the Company’s 0.50% Convertible Senior Subordinated Debentures due 2010 (the “July 2005 Senior Debentures”) or the Subordinated Debentures were to be accelerated, there would be a material and adverse effect on the Company’s financial condition absent a waiver, amendment or other restructuring of the relevant agreements. Similarly, if amounts such as the damages currently demanded by the holders of the Series B Debentures were to be paid out or demanded by the holders of the Series A Debentures, the April 2005 Senior Debentures, or the July 2005 Senior Debentures, there could be a material adverse effect on the Company’s financial condition and results of operations.
          Series A Debentures, April 2005 Senior Debentures and July 2005 Senior Debentures
     As of September 25, 2006, the Company had $690 million aggregate principal amount of debentures outstanding, including: (i) $250 million principal amount of the Series A Debentures, (ii) $200 million principal amount of the Series B Debentures, (iii) $200 million principal amount of the April 2005 Senior Debentures and (iv) $40 million principal amount of the July 2005 Senior Debentures. As a result of the Order, it is the Company’s view that generally accepted accounting principles in the United States would require the reclassification of the liabilities associated with the principal of these debentures to current, rather than long-term liabilities. If such a reclassification were to occur, the Company would receive an opinion from its independent registered public accountants containing an explanatory paragraph indicating uncertainty about the Company’s ability to continue as a going concern relative to the financial statements to be included in its 2005 Annual Report on Form 10-K, which has not yet been filed.
     As a result of the Order, the Company would be prohibited from making payments to the holders of the debentures until amounts owing under the 2005 Credit Facility have been repaid in full. In addition, under the terms of the debentures, the Company is limited in its ability to make payments to the holders of its Subordinated Debentures (including the Series B Debentures) while senior indebtedness, including the April 2005 Senior Debentures and the July 2005 Senior Debentures, is outstanding.
     If any indebtedness of the Company is accelerated in an aggregate amount of $25 million or more as a result of the Company’s failure to pay or an event of default under such indebtedness, an event of default would occur under the July 2005 Senior Debentures, and such debentures could be accelerated.
          The 2005 Credit Facility
     At September 25, 2006, the Company had no borrowings and approximately $81.6 million of letters of credit outstanding under the 2005 Credit Facility.
     The 2005 Credit Facility provides that an event of default shall occur if (i) the Company has failed to observe or perform any term, covenant, condition or agreement under the Indentures, and (ii) the effect of such failure is to cause, or to permit the holders of any debentures or the relevant trustee to cause, more than $18.0 million of the debentures to become due prior to their stated maturity date. Upon the occurrence of such an event of default under the 2005 Credit Facility, the lenders have the right, among other rights, to require the Company to post cash collateral in an amount equal to 105% of the letters of credit outstanding, to terminate any remaining commitments, to declare all borrowings outstanding under the 2005 Credit Facility (together with accrued and unpaid interest and other fees) to be immediately due and payable, and to proceed against their collateral and against the Company’s assets generally. In addition, any default under the 2005 Credit Facility could lead to an acceleration of debt under the Credit Facility and under other debt instruments that contain cross-acceleration provisions. Both of the Indentures and the July 2005 Senior Debentures contain cross-acceleration provisions.
     The Company is actively engaged in discussions with the lenders under the 2005 Credit Facility and is requesting waivers under the 2005 Credit Facility relating to the Order; however, there can be no assurances that such waivers will be forthcoming.
     Possible Impact on Surety Bonds and Public Services Business Unit
     Some of the Company’s clients, primarily in state and local markets, require the Company to obtain surety bonds in support of client engagements. Until the implications in the Series B Debenture litigation described above can be resolved, the Company cannot be certain that surety bonds will be further available to it on acceptable terms, if at all. If the Company cannot obtain surety bonds on acceptable terms, it may be unable to obtain new client engagements that require them. In turn, the Company’s current and anticipated revenue, particularly from its Public Services business unit, could be materially and adversely affected, which would materially and adversely affect the Company’s financial condition and results of operations.
     As of September 25, 2006, the Company had approximately $159.4 million of outstanding surety bonds. The issuers of the Company’s outstanding surety bonds may, at any time, require that the Company post cash collateral and, in some instances, letters of credit as security to support these obligations. As of September 25, 2006, $59.2 million in letters of credit had been issued under the 2005 Credit Facility in support of surety bonds and no cash collateral had been provided. If all of the issuers of the Company’s surety bonds exercised their rights in full as of September 25, 2006, then the Company would be required to deposit or advance approximately $100 million in cash collateral or letters of credit.

     Liquidity and Capital Resources
     The Company’s primary sources of liquidity are cash flows from operations and existing cash balances. The Company’s business has not generated positive cash from operating activities in some recent periods, which has adversely affected its liquidity. As of September 25, 2006, the Company estimates that its cash balance was approximately $291 million. These balances have been, and may continue to be, affected by, among other things: losses on the Company’s contract with Hawaiian Telecommunications, Inc. where the Company has been engaged to design, build and operate various systems for the client and, for various reasons, contractual milestones have been missed; significant finance and accounting costs related to closing its 2005 financial statements and conducting the related audit; goodwill impairment, and increased compensation expense related to various employee retention initiatives. The Company may be limited in its ability to repatriate cash from its foreign subsidiaries or manage its overall cash requirements among its subsidiaries because of, among other reasons, laws restricting movement of cash, adverse tax consequences and limitations imposed by the 2005 Credit Facility. Consequently, the Company’s ability to meet sudden, unexpected significant demands for cash collateral or for accelerated payment of principal and accrued interest obligations while continuing to fund the operations of its business is limited.
Withdrawal of Previously Announced Financial Guidance
     On September 26, 2006, the Company issued a press release announcing the withdrawal of its previously announced financial guidance for the fiscal year ending December 31, 2006. A copy of the press release is furnished, but not filed, as Exhibit 99.1 to this current report on Form 8-K.
Opinion of Independent Registered Public Accountants
     If the liabilities associated with the principal of the debentures were to be reclassified as current, rather than long-term liabilities, as a result of the Order, the Company would receive an opinion from its independent registered public accountants containing an explanatory paragraph indicating uncertainty about the Company’s ability to continue as a going concern relative to the financial statements to be included in its 2005 Annual Report on Form 10-K, which has not yet been filed. Such an opinion from its independent registered public accountants could materially and adversely affect the Company’s financial condition and results of operations.
2005 Annual Report on Form 10-K
     As a direct consequence of the Order, its potential impact on the Company’s indebtedness and the opinion of its independent registered public accountants still to be rendered with respect to its 2005 consolidated financial statements, the Company is deferring the filing of its 2005 Annual Report on Form 10-K beyond September 30, 2006 until these uncertainties are addressed.
     But for the significant uncertainties raised by the untimely issuance of the Order of the NY County Court, the Company’s Annual Report on Form 10-K for its 2005 fiscal year was for the most part complete.
Potential Impact on Customer Contracts
     The Company’s decision to defer its filing of the Company’s Annual Report on Form 10-K for its 2005 fiscal year beyond September 30, 2006 has been made after consultation with the leaders of its business units. The Company recognizes that there are a limited number of existing contracts, some of them significant, that could be terminable on receipt of an opinion from the Company’s independent registered public accountants containing an explanatory paragraph indicating uncertainty about the Company’s ability to continue as a going concern relative to the financial statements to be included in its 2005 Annual Report on Form 10-K. The Company believes it to be in the best interests of its economic stakeholders to resolve the issues created by the Order before seeking such a final opinion for the Company’s 2005 fiscal year from the Company’s independent registered public accountants. The Company cannot currently quantify the magnitude of existing business that could be at risk from the issues that the Order has created, but can identify that this business is located primarily in its Public and Commercial Services segments. The Company will make every effort to work with its clients during the resolution of this unfortunate and untimely situation, but there can be no assurances that its clients will not terminate these contracts during resolution of the issues that the Order has created. The Company will separately report any significant contract terminations as and when they occur. The loss of one or more existing contracts could have a material adverse effect on the Company’s financial condition and results of operations.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibit 99.1 Press Release, dated September 26, 2006
*****

          This Current Report on Form 8-K contains forward-looking statements. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “continue,” “expects,” “intends,” “plans,” “believes,” “in the Company’s view” and similar expressions are used to identify these forward-looking statements. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict and which could materially and adversely affect the Company’s financial condition and results of operations. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results may differ from the forward-looking statements for many reasons, including, without limitation, the following:
•	The Company’s continuing failure to file required periodic reports with the SEC could result in a loss of business, delisting from the New York Stock Exchange and defaults under the 2005 Credit Facility and its debentures, if it ceases to obtain extensions for these filings.

•	The Company’s current cash resources might not be sufficient to meet its expected near-term cash needs (e.g., to settle lawsuits).

•	The Company’s 2005 Credit Facility imposes a number of restrictions which may negatively affect its ability to finance future needs, or do so on favorable terms. If the Company violates these restrictions, the Company could be in default under the 2005 Credit Facility or other indebtedness.

•	If the Company’s operating performance is materially and adversely affected, the Company may be required to post cash collateral to support obligations under the 2005 Credit Facility, as well as surety bonds, and the Company may be unable to obtain new surety bonds, letters of credit or bank guarantees in support of client engagements on acceptable terms, if at all.

•	If the Company’s borrowings under the 2005 Credit Facility or debentures were to be accelerated, there would be a material and adverse effect on the Company’s financial condition.

•	Downgrades of the Company’s credit ratings could materially and adversely affect its financial condition.
          Please refer to Exhibit 99.1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as filed with the U.S. Securities and Exchange Commission and available at http://www.sec.gov/ for additional information regarding risk factors.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2006	BearingPoint, Inc.

	By:	/s/ Harry L. You

	Name:	Harry L. You
	Title:	Chief Executive Officer